Exhibit 3.18

FIRST AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

NORTH AMERICAN RUBBER, INCORPORATED

North American Rubber, Incorporated, a corporation organized and existing under the laws of the State of Texas (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is “North American Rubber, Incorporated.” The Corporation was originally incorporated under the name “Rio Grande SerVaas, Inc.”, and the original Articles of Incorporation (as amended, the “Articles of Incorporation”) were filed with the Secretary of State of the State of Texas on July 13, 1984.

2. The Corporation filed an amended plan of reorganization under chapter 11 of title 11 of the United States Code on March 26, 2010 (the “Plan”), as confirmed on May 12, 2010 by the United States Bankruptcy Court for the District of Delaware.

3. Pursuant to the provisions of the Texas Business Corporation Act as amended (hereinafter referred to as the “Act”), the undersigned Corporation does hereby certify that these First Amended and Restated Articles of Incorporation have been approved in the manner required by the Act and the governing documents of the Corporation, accurately restate the text of the original Articles of Incorporation and each previous amendment to the Articles of Incorporation being restated that is in effect, as further amended by these First Amended and Restated Articles of Incorporation, and do not contain any other change in the Articles of Incorporation being restated except for information omitted under Section 3.059(b) of the Act.

4. The text of the Articles of Incorporation is hereby amended and restated to read as follows:

ARTICLE I

Name

The name of the Corporation is North American Rubber, Incorporated.

ARTICLE II

Purposes

The purposes for which the Corporation is formed are:

Section 1. To engage in the manufacture, importation, sale and distribution of a complete line of rubber products, including but not limited to inner tubes, rim flaps, and other automotive rubber products.

Section 2. To purchase, to receive by way of gift, subscribe for, invest in, and in all other ways acquire, import, lease, possess, maintain, handle on consignment, own, hold for investment or otherwise use, enjoy, exercise, operate, manage, conduct, perform, make, borrow, guarantee, contract in respect of, trade and deal in, sell, exchange, let, lend, lease, export, mortgage, pledge, deed in trust, hypothecate, encumber, transfer, assign and in all other ways dispose of, design, develop, invent, improve, equip, repair, alter, fabricate, assemble, build, construct, operate, manufacture, plant, cultivate, produce, market, and in all other ways (whether like or unlike any of the foregoing), deal in and with property of every kind and character, real, personal or mixed, tangible or intangible, of every class and description, wherever situated and however held, including, but not limited to, machinery, equipment, instruments of every kind and nature, automobiles, trucks, other vehicles however powered, furniture and furnishings of every kind and description, pictures, paintings, works of art, goods of commerce, money, credits, chose in action, securities, stocks, bonds, warrants, script, certificates, debentures, mortgages, notes, commercial paper and other obligations and evidences of interest in or indebtedness of any person, firm or corporation, foreign or domestic, or of any government or subdivision or agency thereof, documents of title, and accompanying rights, and every other kind and character of personal property, real property (improved or unimproved), and the products and avails thereof, and every character of interest therein and appurtenance; thereto, all or any part of any going business and its incidents, franchises, subsidies, charters, concession, grants, rights, powers or privileges, granted or conferred by any government or subdivision or agency thereof, and any interest in or part of any of the foregoing, and to exercise in respect thereof all of the rights, powers, privileges, and immunities of individual owners or- holders thereof.

Section 3. To acquire by purchase, exchange, lease, hire or otherwise, and to hold, own, improve, develop, subdivide, plat, manage, operate, license, lease as lessee, let as lessor, sell, convey, or mortgage, either alone or in conjunction with others, real estate of every kind, character and description, and wheresoever situated, and any interest therein.

Section 4. To purchase, construct, fabricate, assemble, process, sell, trade, distribute and otherwise deal in industrial, commercial or residential buildings, and buildings, and structures of every kind and character, and all kinds of furnishings, fixtures, appliances, equipment, accessories and other products and materials of every description.

Section 5. To engage in a general investment business, including the investment in, and the acquisition, holding and disposal of, and the dealing with, property of every kind and character, real, personal or mixed, tangible and intangible, and irrespective of location.

Section 6. To acquire by purchase, exchange, lease, hire or otherwise, and to hold, mortgage, pledge, hypothecate, exchange, sell, deal with and dispose of, alone or in syndicates or otherwise in conjunction with others, stocks, bonds, notes, evidences of debt or ownership, contracts, options, commodities, securities, and other personal property, tangible or intangible, of every kind, character and description, wheresoever situated, and any interest therein.

Section 7. To purchase, take, receive, subscribe for or otherwise acquire, and to own, hold, vote, use, employ, sell, mortgage, lend, pledge or otherwise dispose of, and to otherwise use and deal in and with, shares or other interest in, or obligations of, other individuals, domestic or foreign corporations, associations or partnerships, for whatever purpose or purposes formed or operating, and direct or indirect obligations of the United States or of any government, state, territory, governmental district or any municipality or of any instrumentality thereof.

Section 8. To acquire by purchase, exchange, lease, hire or otherwise, all or any part of the goodwill, rights, property and business of any person, entity, partnership, association, or corporation; to pay for the same in cash, stock, bonds, or other obligations of the corporation, or otherwise; to hold, utilize, deal with in any manner, and dispose of the whole, or .any part, of the rights and property so acquired, and to assume in connection therewith any liabilities of such person, entity, partnership, association, or corporation; and to conduct in any lawful manner the whole, or any part, of the business thus acquired.

Section 9. To make any guaranty, or act as surety with respect to .any obligation, stock, dividend, security, indebtedness, interest, contract or other undertaking.

Section 10. To enter into any lawful arrangement for sharing profits, union of interest, reciprocal association, partnerships, joint venture, syndicate or cooperative associations with any corporation, association, partnership, individual or other legal entity or group, for the carrying on of any business which the corporation is authorized to carry on, or any business or transaction deemed necessary, convenient, expedient, or incidental to the carrying out of any of the purposes or powers of the corporation.

Section 11. To borrow or raise monies for any of the purposes of the corporation, and, from time to time, without limitation as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non negotiable instruments and evidences of indebtedness, and to secure the payment thereof, and the interest thereon, by mortgage on, or pledge, conveyance or assignment in trust of, the whole or any part of the assets of the corporation, real, personal or mixed, including contract rights, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such securities or other obligation of the corporation for its corporate purposes.

Section 12. To acquire by purchase, exchange or otherwise, and to hold, sell, transfer, reissue or cancel the shares of its own capital stock, or any securities or other obligations of the Corporation, in the manner and to the extent now or hereafter permitted by the laws of the State of Texas, except that the corporation shall not use its funds or other assets for the purchase of its own shares of stock if the capital of the corporation is or would thereby become impaired, and except that shares of its own capital stock beneficially owned by the corporation shall not be voted directly or indirectly by the corporation.

Section 13. To enter into, make, perform and carry out, or cancel and rescind, contracts and other obligations for any lawful purposes pertaining to the business of the corporation.

Section 14. To act in any state or nation, in which the corporation may lawfully act, as principal or as agent or representative for any individual, association, corporation, or, legal entity i with respect to business which the corporation is authorized to transact.

Section 15. In general, to carry on all other business which is or may be appropriately, expediently or conveniently carried on as a part of, or in connection with, any of the foregoing purposes of the corporation; to have the capacity to act possessed by natural persons; and, subject to any limitations or restrictions imposed by law or by these Articles of Incorporation to have and exercise all of the general rights, privileges and powers permitted to be had and exercised by: the provisions of the Act.

Section 16. To perform all lawful acts permitted by The Texas Business Corporation Act, as amended, and any future Acts amendatory thereof or supplemental thereto.

Section 17. It is the intention that the purposes specified in the foregoing clauses of this Article II shall, except where otherwise expressed in said Article II, be in nowise limited or restricted by reference to or inference from the terms of any clause of this or any other article in this certificate, but that the purposes specified in each of the clauses of this Article shall be regarded as independent purposes. It is also the intention that the foregoing clauses shall be construed both as purposes and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers which the corporation may have under the present or future laws of the State of Texas.

ARTICLE III

Period of Duration

The period during which the Corporation shall continue is perpetual.

ARTICLE IV

Resident Agent and Principal Office

Section 1. Resident Agent. The name and address of the Corporation’s Resident Agent for service of process is C.T. Corporation System, 1601 Elm Street, Dallas, Texas 75201.

Section 2. Principal Office. The post office address of the principal office of the Corporation is 39550 Orchard Hill Place, Novi, Michigan 48375.

ARTICLE V

Authorized Shares

Section 1. Number of Shares:

The total number of shares which the Corporation is to have authority to issue is 1000.

A. The number of authorized shares which the corporation designates as having par value is none.

B. The number of authorized shares which the corporation designates-as without par value is 1000.

Section 2. Terms of Shares:

(a) The authorized shares of the Corporation may be issued for such consideration as may be fixed from time to time by the Board of Directors. The amount of the consideration received by the Corporation, less the amounts allocated to capital surplus, from time to time, shall be the stated capital of the Corporation.

(b) The holder of each share of the capital stock of the Corporation, subject to the provisions of the Texas Business Corporation Act, shall be entitled to one (1) vote for each share of such stock standing in his name on the books of the Corporation at all meetings of the shareholders of the Corporation on all matters coming before the Corporation upon which the shareholders are entitled to vote.

(c) The shareholders of the corporation shall have no cumulative voting rights, but each share shall be entitled to one vote only on each matter upon which the shareholders are entitled to vote under the laws of the State of Texas, as limited by these Articles of Incorporation and the By-Laws.

(d) The shareholders shall have no preemptive right to acquire additional, unissued, or treasury shares of the Corporation, or to acquire securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares.

(e) Notwithstanding any other provisions contained herein to the contrary, the Corporation shall not issue nonvoting equity securities. The prohibition on issuance of nonvoting equity securities is included in these Articles of Incorporation in compliance with Section 1123(a)(6) of the Bankruptcy Code (11 U.S.C. §1123(a)(6)).

ARTICLE VI

Requirements Prior To Doing Business

The Corporation will not commence business until consideration of the value of at least $1,000 (one thousand dollars) has been received for the issuance of shares.

ARTICLE VII

Director(s)

Section 1. Number of Directors: The initial Board of Directors is composed of five (5) member(s). The number of directors may be from time to time fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of directors, the number shall be five (5).

Section 2. Names and Post Office Addresses of the Directors: The names and post office addresses of the initial Board of Directors of the Corporation are:

Name	Number and Street or Building	City	State	Zip Code
Dr. Beurt R. SerVaas	2525 W. 44th Street	Indianapolis	IN	46208
G. William Thorsby	1925 Loop 431 No. 205	Eagle Pass	TX	78852
George Weathersby	1105 Questover Circle	Indianapolis	IN	46208
Clarence Ormsby	1100 Waterway Blvd.	Indianapolis	IN	46202
James O. Kneisley	8426 Spring Mill Ct.	Indianapolis	IN	46260

Section 3. Qualifications of Directors (if any): The qualifications of Directors of the Corporation shall be prescribed by the By-Laws of the Corporation.

ARTICLE VIII

Provisions for Regulation of Business and Conduct of Affairs of Corporation

Section 1. In addition to the powers and authorities hereinabove or by statute expressly conferred, the Board of Directors is hereby authorized to exercise all such powers and do all such acts and things as may be exercised or done by a corporation organized and existing under the provisions of The Texas Business Corporation Act.

Section 2. If the Corporation enters into contracts or transacts business with one or more of its Directors, or with any firm of which one or more of its Directors are members, or with any other corporation of which one or more of its Directors are stockholders, directors or officers, or in which they are financially interested, such contract or transaction shall not be invalidated or in any way affected by the fact that such Director or Directors have or may have interests therein which are or might be adverse to the interests of this Corporation, provided that the fact of such interest is disclosed or known to the Board of Directors and the Board of Directors shall nevertheless approve and ratify by a vote of a majority of the Directors present, such interested Director to be counted in determining whether a quorum is present, and in calculating the majority of such quorum necessary to carry such vote. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

Section 3. The private property of the stockholders shall not be subject in any event to the payment of any debts or obligations of the Corporation.

Section 4. Meetings of the stockholders and Board of Directors shall be held at such place, within or without the State of Texas, as may be provided or authorized by the provisions of the Corporation’s By-Laws.

Section 5. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the Board, or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee.

Section 6. The Board of Directors shall have power to declare and pay dividends upon the issued and outstanding shares of capital stock of the Corporation. The depletion by lapse of time of any property having a limited life, now or hereafter owned by the Corporation, such as a lease for a term of years, or patents, need not be deducted in the computation of surplus available for dividends; and the Corporation may pay the rights of stockholders of different classes, if any, and subject to the rights of creditors.

Section 7. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend or repeal the By-Laws of the Corporation, but the affirmative vote of a majority of the Board of Directors at the time shall be necessary to effect any alteration, amendment or repeal.

Section 8. The Corporation shall indemnify each person who is or was a director or officer of the Corporation, and it may indemnify any employee or agent of the Corporation and to the same extent indemnify any person who serves in such capacity for any other corporation, partnership, joint venture, trust or other enterprise (hereinafter collectively called “other enterprise”) at the request of the Corporation, against any and all liability and reasonable expenses that may be incurred by him in connection with or resulting from any claim, action, suit, or proceeding (whether actual or threatened) brought by or in the right of the Corporation or such other enterprise or otherwise, civil, criminal, administrative, investigative, or in connection with an appeal relating thereto), in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer, employee or agent of the Corporation or of such other enterprise, or by reason of any past or future action taken or not taken in his capacity as such director, officer, employee or agent, whether or not he continues to be such at the time such liability or expense is incurred, provided that such person acted in good faith, in what he reasonably believed to be the best interests of the Corporation or such other enterprise, as the case may be, and, in addition, in any criminal action or proceeding, he had no reasonable cause to believe that his conduct was unlawful. As used in this Section, the terms “liability” and “expense” shall include, but shall not be limited to, attorneys’ fees and disbursements and amounts of judgments, fines, or penalties against, and amounts paid in settlement by, a director, officer, employee or agent. The termination of any claim, action, suit, or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer, employee, or agent did not meet the standards of conduct set forth in the first sentence of this Section.

Any director or officer who has been wholly successful on the merits with respect to any claim, suit, or proceeding of the character described herein shall be entitled to indemnification as of right. Except as provided in the preceding sentence, any indemnification hereunder shall be made at the discretion of the Corporation, but only if (1) the board of directors, acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such claim, action, suit, or proceeding, shall find that the director, officer, employee, or agent has met the standards of conduct set forth in the first sentence of this Section, or (2) independent legal counsel (who may be regular counsel of the Corporation) shall deliver to it their written opinion that such director, officer, employee, or agent has met such standards.

If several claims, issues, or matters of action are involved, any such person may be entitled to indemnification as to some matters even though he is not so entitled as to others.

The Corporation may advance expenses to, or where appropriate may at its expense undertake the defense of, any such director, officer, employee, or agent upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that he is not entitled to indemnification under this Section.

The provisions of this Section shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

The rights of indemnification provided hereunder shall be in addition to any rights to which any person concerned may otherwise be entitled by contract or as a matter of law, and shall inure to the benefit of the heirs, executors, and administrators of any such person.

The Corporation may purchase and-maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation against any liability asserted against him and incurred by him in any capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section or otherwise.

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IN WITNESS WHEREOF, North American Rubber, Incorporated has caused this Certificate to be duly executed in its name and on its behalf by its duly authorized officer this 13th day of July, 2010.

North American Rubber, Incorporated

By:	/s/ Timothy W. Hefferon
Name:	Timothy W. Hefferon
Title:	Secretary